UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported                                              December 21, 2016

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	0-8952	13-6294787
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1 New Haven Avenue, Suite 102A, Milford, CT.		06460
(Address of principal executive offices)		(Zip Code)

(203) 283-9593
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Effective December 21, 2016, David Weiner, Chief Executive Officer and Director, has retired from his current positions of Chief Executive Officer and Director of SB Partners Real Estate Corporation, the General Partner of Registrant.

(c)      Effective December 21, 2016, the Board of Directors of SB Real Estate Corporation, the General Partner of Registrant has elected George N. Tietjen III Chief Executive Officer of SB Partners Real Estate Corporation, the General Partner of Registrant.

George N. Tietjen III, age 56, joined the General Partner in 1990 and served as its Chief Accounting Officer until 2006 and Chief Financial Officer and Treasurer from 2004 to 2007. He is a certified public accountant with over 33 years of real estate related financial, management, accounting and reporting experience. During the past 5 years, Mr. Tietjen has served as a Managing Director of real estate investments for an affiliate of the General Partner.

Effective December 21, 2016, the Board of Directors of SB Real Estate Corporation, the General Partner of Registrant has elected Leland Roth as a Director. Mr. Roth has served as Treasurer of the General Partner since 2008.

Exhibits.

NONE

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner
Principal Financial & Accounting Officer
Dated: December 27, 2016	By:	/s/ John H. Zoeller
John H. Zoeller
Chief Financial Officer

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